UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-A
 ________________________
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-4215970
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

LKQ DUTCH BOND B.V.

The Netherlands	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be Registered	Each Class is to be Registered
4.125% Notes due 2031	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-277267
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

LKQ Corporation (“LKQ Corp”), LKQ Dutch Bond B.V. (“LKQ Finance”), and certain other subsidiaries of LKQ Corp (the “Subsidiary Guarantors” and, together with LKQ Corp and LKQ Finance, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated February 28, 2024 (the “Prospectus Supplement”), and an accompanying prospectus, dated February 22, 2024 (the “Base Prospectus”). The Prospectus Supplement relates to the offering of €750,000,000 aggregate principal amount of 4.125% Notes due 2031 (the “Notes”) issued by LKQ Finance. The Notes are fully and unconditionally guaranteed by LKQ Corp and the Subsidiary Guarantors. The Base Prospectus forms a part of the Registrants’ Registration Statement on Form S-3 (File No. 333-277267), filed with the Commission on February 22, 2024.

Item 1.	Description of Registrant’s Securities to be Registered

The descriptions under the heading “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities and Guarantees of Debt Securities” in the Base Prospectus are incorporated by reference herein.

Item 2.	Exhibits

4.1	Indenture, dated as of March 13, 2024, among LKQ Dutch Bond B.V., as Issuer, LKQ Corporation, as a guarantor, the other guarantors identified therein, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent, and Elavon Financial Services DAC, as paying agent. (incorporated herein by reference to Exhibit 4.1 of LKQ Corp’s Current Report on Form 8-K filed with the Commission on March 14, 2024).
4.2	Supplemental Indenture, dated as of March 13, 2024, among LKQ Dutch Bond B.V., as Issuer, LKQ Corporation, as a guarantor, the other guarantors identified therein, U.S. Bank Trust Company, National Association, as trustee, registrar and transfer agent, and Elavon Financial Services DAC, as paying agent. (incorporated herein by reference to Exhibit 4.2 of LKQ Corp’s Current Report on Form 8-K filed with the Commission on March 14, 2024).
4.3	Form of 4.125% Note due 2031 (incorporated herein by reference to Exhibit 4.3 of LKQ Corp’s Current Report on Form 8-K filed with the Commission on March 14, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LKQ Corporation
(Registrant)
Dated: April 3, 2024	By:	/s/ Rick Galloway
	Name:	Rick Galloway
	Title:	Senior Vice President and Chief Financial Officer

LKQ Dutch Bond B.V.
(Registrant)
Dated: April 3, 2024	By:	/s/ Yanik Cantieni
	Name:	Yanik Cantieni
	Title:	Managing Director
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